Exhibit 99.1

NETSCOUT Reports Fourth Quarter and Full Fiscal Year 2026 Financial Results

Company Delivers Strong Fiscal Year 2026 Results and Achieves Key Strategic Objectives
Fiscal Year 2027 Outlook Signals Continued Top and Bottom-Line Growth

WESTFORD, Mass. – NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of enterprise network observability, carrier service assurance, cybersecurity, and Distributed Denial-of-Service (DDoS) protection solutions, today announced financial results for its fourth quarter and full fiscal year ended March 31, 2026.

Remarks by Anil Singhal, NETSCOUT’s President & Chief Executive Officer:

“We delivered strong fiscal year 2026 top- and bottom-line results, fueled by revenue growth across both our Cybersecurity and Service Assurance offerings, as we successfully navigate a dynamic macro environment. We achieved our key strategic objectives for the fiscal year by accelerating product innovation, driving annual revenue growth, and expanding margins, underscoring the strength of our strategy and the discipline of our execution.

“Looking ahead, we are excited about the year in front of us and are leaning into this momentum. We are committed to executing our strategy and driving continued innovation, sustained revenue growth, and further operating margin expansion. We see significant opportunities over the long term to leverage NETSCOUT’s deep expertise in cybersecurity and network observability, together with our AI-ready data platform, to help customers advance their AI and digital transformation initiatives and to manage an increasingly complex digital environment where network performance, availability, and security are mission-critical.”

Q4 FY26 Financial Results

Total revenue for the fourth quarter of fiscal year 2026 was $203.0 million, compared with $205.0 million for the fourth quarter of fiscal year 2025.

Product revenue for the fourth quarter of fiscal year 2026 was $80.7 million, or approximately 40% of total revenue for the period. This compares with product revenue of $89.5 million, or approximately 44% of total revenue, for the fourth quarter of fiscal year 2025. As of March 31, 2026, NETSCOUT had a total product backlog of approximately $50 million, which includes $45.8 million of fulfillable backlog. This compares to product backlog of approximately $33 million as of March 31, 2025, which included $25.1 million of fulfillable backlog.

Service revenue for the fourth quarter of fiscal year 2026 increased to $122.3 million, or approximately 60% of total revenue for the period. This compares with service revenue of $115.5 million, or approximately 56% of revenue, for the fourth quarter of fiscal year 2025.

NETSCOUT’s GAAP income from operations was $19.6 million in the fourth quarter of fiscal year 2026. This compares with GAAP income from operations of $19.9 million in the fourth quarter of fiscal year 2025. The Company’s GAAP operating margin was 9.6% in the fourth quarter of fiscal year 2026, versus 9.7% in the same period in fiscal year 2025. Non-GAAP income from operations was $43.9 million, with a non-GAAP operating margin of 21.6%. This compares to non-GAAP income from operations of $47.3 million with a non-GAAP operating margin of 23.1% in the fourth quarter of fiscal year 2025. A reconciliation of all GAAP and non-GAAP results are included in the financial tables below.

Net income (GAAP) for the fourth quarter of fiscal year 2026 was $18.2 million, or $0.25 per share (diluted), versus a GAAP net income of $18.6 million, or $0.25 per share (diluted), for the fourth quarter of fiscal year 2025. Non-GAAP net income was $38.5 million or $0.52 per share (diluted), for the fourth quarter of fiscal year 2026, compared with $38.0 million, or $0.52 per share (diluted), for the fourth quarter of fiscal year 2025. Adjusted EBITDA in the fourth quarter of fiscal year 2026 was $46.4 million, or 22.9 % of quarterly revenue for the period. This compares to adjusted EBITDA of $50.3 million in the fourth quarter of fiscal year 2025, or 24.5 % of quarterly revenue for the period.

During the fourth quarter, NETSCOUT repurchased 1.0 million shares of its common stock for approximately $29 million. As of March 31, 2026, cash, cash equivalents, short and long-term marketable securities and investments increased to $705.1 million, compared with $492.5 million as of March 31, 2025. As of March 31, 2026, the Company had no debt outstanding under its $600 million revolving credit facility, which expires in October 2029.

Full Fiscal Year 2026 Financial Results

▪
Total revenue for fiscal year 2026 was $859.5 million, up from $822.7 million in fiscal year 2025.
▪
Product revenue for fiscal year 2026 was $370.1 million, up from $359.9 million in fiscal year 2025.
▪
Service revenue for fiscal year 2026 was $489.3 million, up from $462.8 million in fiscal year 2025.
▪
NETSCOUT’s income from operations (GAAP) for fiscal year 2026 was $109.8 million, with a GAAP operating margin of 12.8%. This compares with a loss from operations (GAAP) for fiscal year 2025 of $367.6 million, which included total non-cash goodwill charges of $427.0 million. Non-GAAP income from operations for fiscal year 2026 increased to $218.5 million, with a non-GAAP operating margin of 25.4%. This compares with non-GAAP income from operations of $195.1 million and non-GAAP operating margin of 23.7% for fiscal year 2025.
▪
NETSCOUT’s net income (GAAP) for fiscal year 2026 was $95.5 million, or $1.30 per share (diluted). This compares with a net loss (GAAP) of $366.9 million, or $(5.12) per share (diluted), for fiscal year 2025, which includes the non-cash goodwill charged previously mentioned. Non-GAAP net income for fiscal year 2026 was $182.0 million, or $2.48 per share (diluted). This compares with non-GAAP net income of $160.4 million, or $2.22 per share (diluted), for fiscal year 2025. The Company’s adjusted EBITDA for the fiscal year 2026 was $228.1 million, or 26.5 % of total revenue, versus adjusted EBITDA of $208.4 million, or 25.3 % of total revenue for fiscal year 2025.
▪
During fiscal year 2026, NETSCOUT repurchased approximately 2.5 million shares of its common stock for an aggregate of approximately $60.8 million at an average price of $24.29 per share through its share repurchase program.

Financial Outlook

For fiscal year 2027, the Company is providing the following outlook, which reflects expected continued growth and margin expansion:

▪
Revenue is expected to be in the range of $885.0 million to $915.0 million, which implies year-over-year growth at the midpoint of 4.7%.
▪
GAAP net income per share (diluted) is expected to be in the range of $1.55 to $1.70. Non-GAAP net income per share (diluted) is expected to be in the range of $2.65 to $2.80, which implies year-over-year growth at the midpoint of 9.9%.
▪
On May 1, 2026, NETSCOUT closed on its acquisition of the assets of DigiCert, Inc.’s DDoS protection business, which is immediately accretive and is expected to contribute approximately $20 million in annualized revenue; the impact is included in the Company’s fiscal year 2027 outlook.
▪
A reconciliation between GAAP and non-GAAP numbers for NETSCOUT’s fiscal year 2027 outlook is included in the financial tables below.

Recent Developments and Highlights

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In March, the Company released its second-half 2025 Distributed Denial-of-Service (DDoS) Threat Intelligence Report. NETSCOUT leverages passive internet vantage points to map the evolving DDoS landscape, providing unparalleled visibility into global attack trends. For more than 15 years, NETSCOUT has delivered trusted, consistent DDoS Intelligence based exclusively on directly observed, verifiable attack traffic. The report highlights that hyper-scale, coordinated threat activity continues to outpace global mitigation efforts, while the proliferation of DDoS-for-hire services is lowering barriers to entry and enabling a broader range of threat actors. At the same time, increasingly sophisticated reconnaissance and adaptive evasion techniques are challenging traditional defense models. As a result, the report underscores the need for organizations to adopt intelligent, autonomous defense capabilities to effectively manage the growing risk of large-scale operational disruption.
▪
In February, the Company announced the extension of its Omnis™ AI Insights solution to communications service providers (CSPs), delivering a critical data foundation for the adoption of agentic AI across customer experience and network operations. By transforming raw network data into AI-ready smart data, CSPs can deploy AI agents to enhance customer experience, enable predictive maintenance, and strengthen network security, driving greater operational efficiency, lower costs, and reduced risk.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its fourth quarter and full fiscal year 2026 financial results and fiscal year 2027 financial outlook today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, investors can listen to the call by dialing (800) 267-6316, or (203) 518-9783 for international callers. The conference call ID is NTCTQ426. A replay of the call will be available after 12:00 p.m. ET today for approximately one week. The number for the replay is (800) 839-0861, or (402) 220-0661 for international callers. An archived version of the webcast, press release and conference call remarks will be available on NETSCOUT’s website for one year.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States (GAAP), NETSCOUT also reports the following non-GAAP measures: non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP diluted net income per share, and adjusted EBITDA.Non-GAAP gross profit removes expenses related to the amortization of acquired intangible assets, share-based compensation expense, and acquisition-related depreciation expense. from gross profit (GAAP). Non-GAAP income from operations includes the aforementioned adjustments related to non-GAAP gross profit and also removes goodwill impairment charges, executive transition costs, and restructuring charges from income from operations (GAAP). Non-GAAP operating margin is non-GAAP income from operations expressed as a percentage of revenue. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations and also removes the income tax effects of such adjustments as well as any loss on extinguishment of debt. from net income (GAAP). Non-GAAP diluted net income per share is non-GAAP net income divided by total outstanding shares on a diluted basis. Adjusted EBITDA includes the aforementioned adjustments related to non-GAAP net income and also removes interest and other expense, income taxes, and non-acquisition related depreciation from net income (GAAP). Beginning in the third quarter of fiscal year 2026, we have renamed non-GAAP EBITDA from operations to adjusted EBITDA. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not prepared in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (gross profit, income from operations, operating margin, net income, and diluted net income per share), and may have limitations because they do not reflect all NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from, or as a substitute for results prepared in accordance with GAAP. NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) is a leading provider of enterprise network observability, carrier service assurance, cybersecurity, and Distributed Denial-of-Service (DDoS) protection solutions. NETSCOUT protects the connected world from cyberattacks and performance and availability disruptions through the company’s unique visibility platform and solutions powered by its pioneering deep packet inspection at scale technology. NETSCOUT serves the world’s largest enterprises, service providers, and public sector organizations. Learn more at www.netscout.com or follow @NETSCOUT on LinkedIn, X, or Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Examples of forward-looking statements include statements regarding our future financial performance or position, liquidity, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical fact. You can identify forward-looking statements by their use of forward-looking words such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek,” or other comparable terms. Investors are cautioned that such forward-looking statements in this press release include, without limitation, statements regarding NETSCOUT’s ability to leverage the strength of its AI-ready data platform to help customers advance their AI and digital transformation initiatives and to manage an increasingly complex digital environment; NETSCOUT’s financial outlook and expectations; NETSCOUT’s strategic objectives, plans, commitments, aspirations and goals. Actual results could differ materially from those indicated in the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors, including macroeconomic factors and slowdowns or downturns in economic conditions generally and in the market for advanced networks, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than the Company has, and their strategic response to the Company’s products; the Company’s ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from restructuring actions and other expense management programs; potential lower than expected demand for the Company’s products and services; the Company’s ability to recognize the expected gain from its acquisition of the assets of DigiCert, Inc.’s DDoS protection business; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. The risks included above are not exhaustive. For a more detailed description of the risk factors associated with the Company, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, including but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking information in this press release is as of the date of this press release, and NETSCOUT undertakes no obligation to update such information unless required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. NETSCOUT’s financial guidance is based on estimates and assumptions that are subject to significant uncertainties.

©2026 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

Contacts:	Investors	Media
	Scott Dressel	Chris Lucas
	VP, Corporate Finance	AVP, Marketing & Corporate Communications
	978-614-4000	978-614-4124
	IR@netscout.com	Chris.Lucas@netscout.com

NETSCOUT SYSTEMS, INC.

Condensed Consolidated Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2026	2025	2026	2025
Revenue:
Product	$80,736	$89,517	$370,145	$359,894
Service	122,299	115,470	489,337	462,785
Total revenue	$203,035	$204,987	$859,482	$822,679
Cost of revenue:
Product	12,277	15,657	50,594	57,463
Service	31,650	30,040	126,394	121,272
Total cost of revenue	43,927	45,697	176,988	178,735
Gross profit	159,108	159,290	682,494	643,944
Operating expenses:
Research and development	39,768	36,737	159,461	152,864
Sales and marketing	63,626	66,562	264,538	268,051
General and administrative	24,936	23,917	103,185	96,724
Amortization of acquired intangible assets	11,165	11,583	44,602	46,440
Restructuring charges	25	605	883	20,500
Goodwill impairment	—	—	—	426,967
Total operating expenses	139,520	139,404	572,669	1,011,546
Income (loss) from operations	19,588	19,886	109,825	(367,602)
Interest and other income (expense), net	3,758	(1,685)	8,683	1,808
Income (loss) before income tax expense (benefit)	23,346	18,201	118,508	(365,794)
Income tax expense (benefit)	5,106	(416)	22,977	1,128
Net income (loss)	$18,240	$18,617	$95,531	$(366,922)

Basic net income (loss) per share	$0.25	$0.26	$1.33	$(5.12)
Diluted net income (loss) per share	$0.25	$0.25	$1.30	$(5.12)
Weighted average common shares outstanding used in computing:
Net income (loss) per share - basic	71,915	71,862	71,984	71,627
Net income (loss) per share - diluted	74,171	73,410	73,355	71,627

NETSCOUT SYSTEMS, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	March 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents, marketable securities and investments	$667,957	$491,473
Accounts receivable and unbilled costs, net	151,473	163,654
Inventories and deferred costs	13,321	12,891
Prepaid expenses and other current assets	35,131	45,166
Total current assets	867,882	713,184

Fixed assets, net	23,558	21,529
Operating lease right-of-use assets	35,553	37,717
Goodwill and intangible assets, net	1,284,887	1,335,073
Long-term marketable securities	37,188	1,004
Other assets	105,449	78,071
Total assets	$2,354,517	$2,186,578

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$23,492	$18,208
Accrued compensation	84,515	56,696
Accrued other	21,667	20,280
Deferred revenue and customer deposits	330,601	301,753
Current portion of operating lease liabilities	9,874	10,995
Total current liabilities	470,149	407,932

Other long-term liabilities	6,568	8,210
Deferred tax liability	2,225	2,643
Accrued long-term retirement benefits	28,336	27,379
Long-term deferred revenue and customer deposits	168,261	147,510
Operating lease liabilities, net of current portion	29,718	32,509
Total liabilities	705,257	626,183

Stockholders' equity:
Common stock	136	134
Additional paid-in capital	3,325,400	3,255,333
Accumulated other comprehensive income	4,032	4,073
Treasury stock, at cost	(1,731,396)	(1,654,702)
Retained earnings (Accumulated deficit)	51,088	(44,443)
Total stockholders' equity	1,649,260	1,560,395
Total liabilities and stockholders' equity	$2,354,517	$2,186,578

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2026	2025	2025	2026	2025

Revenue (GAAP)	$203,035	$204,987	$250,683	$859,482	$822,679

Gross profit (GAAP)	$159,108	$159,290	$204,654	$682,494	$643,944
Share-based compensation expense (1)	2,176	2,090	2,267	9,830	9,806
Amortization of acquired intangible assets (2)	550	993	550	2,202	3,978
Acquisition related depreciation expense (3)	2	1	2	7	6
Non-GAAP gross profit	$161,836	$162,374	$207,473	$694,533	$657,734

Income (loss) from operations (GAAP)	$19,588	$19,886	$64,315	$109,825	$(367,602)
GAAP operating margin	9.6%	9.7%	25.7%	12.8%	(44.7)%
Share-based compensation expense (1)	12,599	14,199	13,832	59,948	64,785
Amortization of acquired intangible assets (2)	11,715	12,576	11,706	46,804	50,418
Restructuring charges	25	605	25	883	20,500
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	12	11	12	48	47
Executive transition costs (4)	—	—	—	959	—
Non-GAAP income from operations	$43,939	$47,277	$89,890	$218,467	$195,115
Non-GAAP operating margin	21.6%	23.1%	35.9%	25.4%	23.7%

Net income (loss) (GAAP)	$18,240	$18,617	$55,142	$95,531	$(366,922)
Share-based compensation expense (1)	12,599	14,199	13,832	59,948	64,785
Amortization of acquired intangible assets (2)	11,715	12,576	11,706	46,804	50,418
Restructuring charges	25	605	25	883	20,500
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	12	11	12	48	47
Executive transition costs (4)	—	—	—	959	—
Loss on extinguishment of debt (5)	—	—	—	—	1,134
Income tax adjustments (6)	(4,116)	(8,004)	(6,971)	(22,135)	(36,503)
Non-GAAP net income	$38,475	$38,004	$73,746	$182,038	$160,426

Diluted net income (loss) per share (GAAP)	$0.25	$0.25	$0.75	$1.30	$(5.12)
Share impact of non-GAAP adjustments identified above	0.27	0.27	0.25	1.18	7.34
Non-GAAP diluted net income per share	$0.52	$0.52	$1.00	$2.48	$2.22

Shares used in computing non-GAAP diluted net income per share	74,171	73,410	73,820	73,355	72,235

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued

(In thousands)

(Unaudited)

		Three Months Ended		Three Months Ended	Twelve Months Ended
		March 31,		December 31,	March 31,
		2026	2025	2025	2026	2025
(1)	Share-based compensation expense included in these amounts is as follows:
	Cost of product revenue	$275	$283	$298	$1,283	$1,296
	Cost of service revenue	1,901	1,807	1,969	8,547	8,510
	Research and development	3,843	4,062	4,114	17,479	17,956
	Sales and marketing	4,412	4,915	4,749	20,721	22,765
	General and administrative	2,168	3,132	2,702	11,918	14,258
	Total share-based compensation expense	$12,599	$14,199	$13,832	$59,948	$64,785

(2)	Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
	Cost of product revenue	$550	$993	$550	$2,202	$3,978
	Operating expenses	11,165	11,583	11,156	44,602	46,440
	Total amortization expense	$11,715	$12,576	$11,706	$46,804	$50,418

(3)	Acquisition related depreciation expense included in these amounts is as follows:
	Cost of product revenue	$2	$1	$2	$7	$6
	Cost of service revenue	—	—	—	—	—
	Research and development	8	8	8	31	31
	Sales and marketing	2	2	2	9	9
	General and administrative	—	—	—	1	1
	Total acquisition related depreciation expense	$12	$11	$12	$48	$47

(4)	Executive transition costs included in these amounts is as follows:
	General and administrative	$—	$—	$—	$959	$—
	Total executive transition costs	$—	$—	$—	$959	$—

(5)	Loss on extinguishment of debt included in this amount is as follows
	Interest and other (income) expense, net	$—	$—	$—	$—	$1,134
	Total loss on extinguishment of debt	$—	$—	$—	$—	$1,134

(6)	Total income tax adjustment included in this amount is as follows:
	Tax effect of non-GAAP adjustments above	$(4,116)	$(8,004)	$(6,971)	$(22,135)	$(36,503)
	Total income tax adjustments	$(4,116)	$(8,004)	$(6,971)	$(22,135)	$(36,503)

NETSCOUT SYSTEMS, INC.

Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -

Adjusted EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2026	2025	2025	2026	2025

Net income (loss) (GAAP)	$18,240	$18,617	$55,142	$95,531	$(366,922)
Net income (loss) (GAAP) as a % of revenue	9.0%	9.1%	22.0%	11.1%	(44.6)%
Share-based compensation expense (1)	12,599	14,199	13,832	59,948	64,785
Amortization of acquired intangible assets (2)	11,715	12,576	11,706	46,804	50,418
Restructuring charges	25	605	25	883	20,500
Goodwill impairment	—	—	—	—	426,967
Acquisition related depreciation expense (3)	12	11	12	48	47
Loss on extinguishment of debt (5)	—	—	—	—	1,134
Executive transition costs (4)	—	—	—	959	—
Income tax adjustments (6)	(4,116)	(8,004)	(6,971)	(22,135)	(36,503)
Net income non-GAAP	$38,475	$38,004	$73,746	$182,038	$160,426
Interest and other (income) expense, net GAAP	(3,758)	1,685	(2,293)	(8,683)	(1,808)
Loss on extinguishment of debt (5)	—	—	—	—	(1,134)
Interest and other (income) expense, net non-GAAP	(3,758)	1,685	(2,293)	(8,683)	(2,942)
Depreciation excluding acquisition related-depreciation expense	2,496	3,009	1,781	9,681	13,321
Income tax expense non-GAAP	9,222	7,588	18,437	45,112	37,631
Adjusted EBITDA	$46,435	$50,286	$91,671	$228,148	$208,436

Adjusted EBITDA as a % of revenue	22.9%	24.5%	36.6%	26.5%	25.3%

NETSCOUT SYSTEMS, INC.

Reconciliation of GAAP Financial Outlook to Non-GAAP Financial Outlook

(Unaudited)

(In millions, except net income per share - diluted)

	FY'26	FY'27
GAAP & non-GAAP revenue	$859.5	~$885 million to ~$915 million

	FY'26	FY'27
GAAP net income (loss)	$95.5	~$115 million to ~$126 million
Amortization of intangible assets	$46.8	~$44 million
Share-based compensation expenses	$59.9	~$57 million
Business development & integration expenses	$—	~Less than $1 million
Restructuring charges	$0.9	—
Executive transition costs	$1.0	—
Total adjustments	$108.6	~$102 million
Related impact of adjustments on income tax	$(22.1)	(~$20 million)
Non-GAAP net income	$182.0	~$197 million to ~$208 million

GAAP net income (loss) per share (diluted)	$1.30	~$1.55 to ~$1.70
Non-GAAP net income per share (diluted)	$2.48	~$2.65 to ~$2.80

Average weighted shares outstanding (diluted GAAP)	73.4	~74 million to ~75 million
Average weighted shares outstanding (diluted non-GAAP)	73.4	~74 million to ~75 million

**Figures in table may not total due to rounding